[Date]

S.E. Asia Emerging Market Co., Ltd
75 Bukit Timah Road #05-02
Boon Siew Building
Singapore 229833

Maxim Group, LLC
405 Lexington Avenue
New York, New York 10174

Re:           Initial Public Offering

Gentlemen:

This letter agreement (the “Agreement”) by the undersigned beneficial owner of Ordinary Shares of S.E. Asia Emerging Market Co., Ltd (the “Company”) is made in consideration of Maxim Group, LLC (“Maxim”) pursuing an underwritten initial public offering of the securities of the Company (“IPO”).

The undersigned hereby agrees as follows (certain capitalized terms used herein are defined in Paragraph 15 hereof):

1.
Solely in the event the Company solicits its shareholders for approval of a Business Combination, the undersigned will vote all of his Ordinary Shares, including any Insider Shares and IPO Shares acquired in connection with or following the IPO in favor of such initial Business Combination.

2.
In the event that the Company fails to consummate a Business Combination prior to the occurrence of the Termination Event, the undersigned will take all reasonable actions within his power to further the automatic redemption of IPO Shares pursuant to the Company’s amended and restated memorandum and articles of association, to the holders of the IPO Shares, pro rata, at a redemption price equal to the amount held in the Trust Account, less taxes and any interest earned on the proceeds placed in the Trust Account that were used for working capital purposes.  In the event of the liquidation of the Trust Account (other than in connection with the consummation of a Business Combination), the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor or other Person who is owed money by the Company (in excess of the proceeds of the IPO not held in trust at such time) for services rendered to the Company or contracted for or products sold, or by any target business, but only to the extent necessary, pro rata based upon the undersigned’s beneficial ownership interest in the Company, to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account below $6.00 per share (or $5.98 per share if the underwriter’s over-allotment option is exercised in full); provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any claims against the Trust Account and except as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.  The undersigned hereby waives: (i) any and all right, title, interest or claim of any kind (“Claim”) in or to any funds in, or distributions from, the Trust Account and (ii) in connection with any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, the right to seek recourse against the Trust Account for any reason whatsoever; provided, however, the undersigned shall be entitled to liquidation distributions if no Business Combination is consummated in connection with any IPO Shares owned by the undersigned.

3.
To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 165,000 Units (as described in the Registration Statement), the undersigned, along with all other shareholders of the Company prior to the IPO (the “Existing Shareholders”), agrees that it shall return to the Company for cancellation, at no cost, the number of Insider Shares held by the undersigned and the other Existing Shareholders determined by multiplying 41,250 by a fraction, (i) the numerator of which is 165,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 165,000. The undersigned further agrees that to the extent that (a) the size of the Offering is increased or decreased and (b) an adjustment to the number of Insider Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then (i) the references to 165,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15.0% of the number of Ordinary Shares included in the Units issued in the Offering and (ii) the reference to 41,250 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Ordinary Shares that the undersigned (together with all other Existing Shareholders) would have to return to the Company in order to hold 20.0% of the Company’s issued and outstanding Ordinary Shares in aggregate with the Company’s other Existing Shareholders after the Offering (assuming the Underwriters do not exercise their over-allotment option).

4.
The undersigned agrees to be [a member of the board of directors][officer position][special advisor to the Company], until the earlier of: (i) the consummation by the Company of a Business Combination, (ii) the Termination Event, (iii) the resignation, death or removal of the undersigned or (iv) until the undersigned’s successor is duly appointed and takes office.  The undersigned’s biographical information furnished to the Company and Maxim is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to the rules governing foreign privates issuers.  [The undersigned’s questionnaire furnished to the Company and Maxim is true and accurate in all respects.]  The undersigned represents and warrants that:

a.
he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b.
he has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another Person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding;

c.
he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked; and

d.	he has full right and power, without violating any agreement by which he is bound, to serve as [a member of the board of directors][officer position][special advisor to the Company].

5.	The undersigned has full right and power, without violating any agreement by which he/it is bound, to enter into this Agreement.

6.
[In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other Person or entity, any suitable opportunity to acquire an operating business of which the undersigned, or any company or other entity controlled or managed by the undersigned, becomes aware, until the earlier of: (i) the consummation by the Company of a Business Combination, (ii) the Termination Event or (iii) such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have; provided, however, if the Company’s management rejects such opportunity, the undersigned shall be free to present such opportunity to any other Person or entity.][Omitted for non director / officer shareholders.]

7.
The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity which is Affiliated with the undersigned, or any officer, director, advisor or Existing Shareholder of the Company, unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

8.
There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of the Company, made to the undersigned, any member of the family of the undersigned, or any Affiliate (directly or indirectly) related to the undersigned, nor shall any such Person accept such compensation, prior to the earlier of consummation of an initial Business Combination or the Termination Event; provided, however, the undersigned shall be entitled to (a) reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and (b) the Existing Shareholders of the Company shall be entitled to (i) repayment of an aggregate of $150,000 in non-interest bearing loans made in connection with the IPO and (ii) payment of $5,000 per month for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services beginning on the date of the Registration Statement. Additionally, the undersigned may, but is not obligated to, loan the Company funds in whatever amount deemed reasonable in the sole discretion of the undersigned and, in exchange for such loan, receive a convertible note or other security from the Company.

9.
The undersigned hereby waives: (i) in connection with the submission of a Business Combination to a vote of the Company’s shareholders and (ii) in connection with a tender offer presented to the Company’s shareholders in connection with a Business Combination, the right to redeem or seek to redeem, tender or seek to tender, or to seek appraisal rights with respect to, all as applicable, any Insider Shares owned by the undersigned.  For purposes of clarity, nothing contained herein shall prevent the undersigned from receiving liquidation proceeds of IPO Shares owed by the undersigned if no Business Combination is consummated. If the undersigned contemplates a transfer of any Insider Shares to a “permitted transferee” (i.e. immediate family members of the Existing Shareholder and trusts established by the Existing Shareholder for estate planning purposes, to another Existing Shareholder, to a shareholder of an Existing Shareholder that is an entity, by virtue of the laws of descent and distribution or pursuant to a domestic relations order), such transfer shall not be deemed valid or given effect until the permitted transferee agrees to the waiver (in its entirety) as set forth in this Paragraph 9 and the transfer restrictions set forth in Paragraph 10.

10.
a.
With respect to the Insider Shares, the undersigned shall not, except as described in the Registration Statement and Paragraph 3 hereof (the “Share Lockup Period”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Insider Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii), until the earlier of: (i) six months after the consummation of a Business Combination or (ii) 30 months from the date of the Registration Statement.  All of the Insider Shares will be released from such restrictions, if, following consummation of a Business Combination, the Company engages in a subsequent liquidation, share exchange, share reconstruction and amalgamation or contractual control arrangement or engages in any other similar Business Combination which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

b.
Until the completion of the Company’s Business Combination (“Warrant Lockup Period”), the undersigned shall not, except as described in the Registration Statement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Insider Warrants and the Ordinary Shares underlying the Insider Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Insider Warrants and the Ordinary Shares underlying the Insider Warrants, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

c.
Further, the undersigned agrees that after the Share Lockup Period or the Warrant Lockup Period, as applicable, has elapsed, the Insider Shares and the Insider Warrants and the Ordinary Shares underlying such Insider Warrants, shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

d.
The undersigned and the Company understand and agree that the transfer restrictions set forth in this paragraph 10 shall be in addition to any and all transfer restrictions relating to (i) the Insider Shares set forth in that certain Securities Subscription Agreement, effective as of September 9, 2010, as amended by Amendment No. 1 to the Securities Subscription Agreement, dated February 11, 2011 and (ii) the Insider Warrants set forth in that certain Warrant Subscription Agreement, effective as of September 9, 2010, as amended by the Amended and Restated Warrant Subscription Agreement, dated February 11, 2011 each by and between the Company and the warrantholders.

e.	The undersigned shall retain all of its rights as a shareholder during the Share Lockup Period including, without limitation, the right to vote such shares.

f.
During the Share Lockup Period and Warrant Lockup Period, all dividends payable in cash with respect to such securities shall be paid to the undersigned, but all dividends payable in Ordinary Shares or other non-cash property shall become subject to the applicable lockup period as described herein and shall be released from such lockup, pro rata, in accordance with the provisions of Paragraphs 10(a) and 10(b), as applicable.

g.
The Share Lockup Period shall terminate immediately following the liquidation of the Trust Account following a Termination Event and the distribution of funds to the holders of the IPO Shares.  For the purposes of clarity, the Insider Warrants shall expire worthless.

11.
This Agreement shall be governed by and construed and enforced in accordance with the laws of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him/it arising out of or relating in any way to this Agreement shall be brought and enforced first in the U.S. District Court for the Southern District of New York, then to such other federal or state courts located in the State of New York, and irrevocably submits to such jurisdiction in New York, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12.
This Agreement, including any agreement referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a clerical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.
No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives and assigns.

14.
Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

15.
As used herein, (a) “Affiliate” or “Affiliates” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, as trustee or executor, or otherwise, (b) “Business Combination” means an initial acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or any other similar business combination with one or more operating businesses or assets, (c) “Insiders” mean all officers, directors and shareholders of the Company immediately prior to the IPO; “Insider Shares” means all Ordinary Shares issued by the Company prior to the IPO; (d) “Insider Warrants” means the warrants being sold privately by the Company to the Existing Shareholders and Maxim, (e) “IPO Shares” mean all Ordinary Shares issued in the IPO; (f) “Ordinary Shares” mean the ordinary shares, no par value, of the Company, (g) “Person” means any individual or entity, including, but not limited to, all corporations, partnerships and limited liability companies, (h) “Registration Statement” means that certain registration statement of the Company on Form F-1, as amended, relating to the IPO, (i) “Termination Event” means any failure by the Company to consummate a Business Combination within 24 months from the effective date of its Registration Statement and (j) “Trust Account” means that certain trust account in which a substantial amount of the net proceeds of the IPO are deposited and held for the benefit of the holders of the IPO Shares, as described in greater detail in the Registration Statement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

[Existing Shareholder], individually

[INVESTMENT VEHICLE]

By:
Name: [Existing Shareholder]
Title: [Title]